Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268812) and Form S-8 (Nos. 333-279907, 333-279906, 333-277593, 333-256905, 333-139996, 333-174922, 333-188974, 333-209061 and 033-55327) of MasTec, Inc. of our report dated February 29, 2024, except for Note 13, as to which the date is February 28, 2025, relating to the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.
Miami, Florida
February 28, 2025